Exhibit 10.3

EXHIBIT A

RURBAN FINANCIAL CORP.
2008 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION EXERCISE NOTICE
(For Employees)

By completing this Incentive Stock Option Exercise Notice (“Exercise Notice”) and returning it to the address given below, I elect to buy the shares of Stock described below. Capitalized terms not defined in this Exercise Notice have the same meanings as in the Plan and applicable Award Agreement.

Note: A separate Exercise Notice must be completed each time an Option is exercised (e.g., if the Optionee is simultaneously exercising an Option to purchase 200 shares that was granted on January 1, 2009 and an Option to purchase 100 shares that was granted on January 1, 2010, you must complete two Exercise Notices, one for each Option being exercised).

1.	Affected Option Shares: This Exercise Notice relates to the following Option and shares of Stock (fill in the blanks):

(a)	Name:

(b)	Grant Date of Option:

(c)	Number of Shares of Stock Being Purchased with This Exercise Notice:

(d)	Exercise Price: The exercise price per share of Stock is $

(e)	Total Exercise Price: The total exercise (multiply 1(c) by 1(d)) is: $

2.	Payment of Exercise Price: The total exercise price will be paid by (check one):

____	Personal check, bank draft or money order payable to “SB Financial Group, Inc.”

____	Through the tender of whole shares of Stock that the Optionee has held for at least six months (or such other period established by generally accepted accounting principles) and which have a Fair Market Value equal to the total exercise price.

____	A combination of these two methods (the aggregate amount of cash and value of shares delivered or attested must be equal to the total exercise price).

Notes:	If: (a) the cash, bank or money order method of exercise is selected, full payment must be included with this Exercise Notice; and (b) you elect the tender form of paying the exercise price, you may contact the Company at the address given below for further information as to how the choice of payment will affect the number of shares of Stock you will receive.

3.	Transfer of Shares: I am providing the necessary information for transfer of shares.

Name of Entity receiving the shares

Email Address of Entity

Account Number	DTC #

Contact Name	Contact Phone #

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4.	Acknowledgement of Effect of Exercise: By signing below, I acknowledge and agree that:

(a)	I fully understand the effect (including the investment effect) of exercising the Option and buying the shares of stock and understand that there is no guarantee that the value of these shares of Stock will appreciate or will not depreciate;

(b)	This Exercise Notice will have no effect if it is not returned to the Company at the address given below before the Expiration Date or such other date as may be specified in the Award Agreement or, to the extent applicable, if full payment of the exercise price is not included; and

(c)	The shares of Stock I am buying by completing and returning this Exercise Notice will be issued to me as soon as administratively practicable. I will not have any rights as a shareholder of the Company until the shares of Stock are issued.

(Optionee’s printed name)	(Optionee’s signature)

Date signed:

A signed copy of this Exercise Notice must be sent to the following address no later than the Expiration Date or such other date as may be specified in the Award Agreement to:

Carey A. Burtnett

Vice President, Manager of Human Resources

SB Financial Group, Inc.

401 Clinton Street

Defiance, Ohio 43512

*****

Acknowledgement of Receipt

A signed copy of the Exercise Notice was received on: _________________

The Optionee:

_____	Has effectively exercised the portion of the Option described in the Exercise Notice; or

_____	Has not effectively exercised the portion of the Option described in the Exercise Notice because

(describe deficiency)

By:

Date:

Note: Keep a copy of this Exercise Notice as part of the Plan’s permanent record

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